Exhibit 99.1

Sow Good Reports Third Quarter 2023 Results

- Q3 Revenue Increased to $5.0 Million Compared to $87.7k in the Year-Ago Quarter, Driven by Accelerating Demand for Freeze-Dried Candy Products -

- Continued Construction on Three Additional Freeze Driers to Bolster Production Capacity Expansion -

- Increased Distribution Footprint Through Leasing a 51,000 Square Foot Warehouse in Irving, Texas in October 2023 -

IRVING, TEXAS, November 14, 2023 – Sow Good Inc. (OTCQB: SOWG) (the “Company”), a trailblazer in the freeze-dried candy industry, is reporting financial and operating results for the third quarter ended September 30, 2023.

“Our outstanding third quarter performance highlights the strides we have made in rapidly scaling our production capacity to meet the surging demand for our innovative and flavorful freeze dried treats,” said Claudia Goldfarb, CEO of Sow Good. “Our third quarter revenue significantly increased on both a sequential and year-over-year basis, largely driven by our exponential retailer and convenience store expansion nationwide. Notably, we launched four SKUs in 300 Target stores mid-September, broadened our SKU portfolio in Five Below to five products, and continued outpacing initial sales expectations in each of our retail launches.

“Since debuting our Sow Good Candy line in the first quarter of this year, customer demand through our online, retailer, and wholesaler distribution channels has ramped significantly through the second and third quarters. As part of our growth strategy to satisfy accelerating demand, we leased an additional warehouse following the end of the third quarter to streamline distribution, increased our workforce fourfold, initiated entering into several co-manufacturing agreements, and continued construction on three additional freeze driers to double our in-house production capacity. We expect to have our newest freeze driers completed and operational in the first quarter of 2024.

“Our primary focus entering the fourth quarter is on expanding our production capacity to grow SKU diversity and stock volume needed for our current retailers and launch with new retailers currently on our waitlist. We aim to continue leveraging our position as a first mover in the freeze dried candy space to further solidify Sow Good’s brand recognition and loyalty, optimize production efficiencies, anticipate new trends, and capture additional market share.”

Third Quarter 2023 Summary vs. Same Year-Ago Quarter

•

Revenue in the third quarter of 2023 increased significantly to $5.0 million compared to $87.7 thousand for the same period in 2022. The increase was attributable to the Company’s pivot to selling freeze-dried candy in the first quarter of 2023 and the expansion of business-to-business sales during the current period. The increase also reflects the benefits of the Company’s expanded production capacity after the addition of two new freeze driers in the second quarter of 2023.

•

Gross profit increased significantly to $2.3 million, compared to $22.5 thousand in the year-ago quarter. Gross margin was 46% compared to 26% last year. The increased gross margin was due to higher margins on the Company’s candy relative to the original food product lines sold in the year-ago quarter, which are now discontinued.

•

Operating expenses in the third quarter of 2023 were $2.0 million compared to $1.3 million for the same period in 2022. The increase reflects shifting to a 24/7 production work schedule, personnel expansion, and administrative infrastructure costs in support of ongoing sales strength.

•

GAAP income for the quarter was $0.3 million compared to a net loss of $1.6 million in the prior year period. The improvement was primarily due to the higher level of gross profit generated during the quarter, which was partially offset by increased operating and interest expenses.

•	Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) improved to $0.6 million compared to negative $1.1 million.

•

Cash and cash equivalents were $2.1 million at September 30, 2023, compared to $0.3 million at December 31, 2022. The Company’s third quarter cash balance includes $3.7 million in proceeds from the private placement completed on August 25, 2023.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Conference Call

Sow Good will conduct a conference call today at 10:00 A.M. eastern time to discuss its results for the third quarter ended September 30, 2023.

Date: Tuesday, November 14, 2023

Time: 10:00 A.M. eastern time

Registration Link: https://register.vevent.com/register/BIb7307ccadccc444890e161de59403524

To access the call by phone, please register via the registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s investor updates website at sowginc.com.

About Sow Good Inc.

Sow Good Inc. (OTCQB: SOWG) is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze-drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards. To purchase Sow Good online or learn more, visit www.thisissowgood.com (http://www.thisissowgood.com/) and follow @thisissowgood on TikTok, Instagram, YouTube, and Facebook.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measure “Adjusted EBITDA.” Adjusted EBITDA has been presented as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP. We define Adjusted EBITDA as net loss before depreciation, interest expense, net and income tax benefit, adjusted to eliminate non-cash intangible asset impairment, goodwill impairment, inventory write-down and stock-based compensation. The most directly comparable GAAP measure is net loss. Adjusted EBITDA is not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Because not all companies use identical calculations, the presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We present this non-GAAP measure because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

●	Adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

●	Adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt which affects the cash available to us;

●	Adjusted EBITDA does not reflect the monies earned from our investments since it does not reflect our core operations;

●	Adjusted EBITDA does not reflect change in fair value of financial instruments since it does not reflect our core operations and is a non-cash expense;

●	Adjusted EBITDA does not reflect income tax expense that affects cash available to us; and

●

the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) our ability to compete successfully in the highly competitive industry in which we operate; (b) our ability to maintain and enhance our brand; (c) our ability to successfully implement our growth strategies related to launching new products; (d) the effectiveness and efficiency of our marketing programs; (e) our ability to manage current operations and to manage future growth effectively; (f) our future operating performance; (g) our ability to attract new customers or retain existing customers; (h) our ability to protect and maintain our intellectual property; (i) the government regulations to which we are subject; (j) our ability to maintain adequate liquidity to meet our financial obligations; (k) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (l) the potential for supply chain disruption and delay; (m) the potential for transportation, labor, and raw material cost increases; and (n) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022. All information provided in this release is as of the date hereof and we undertakes no duty to update this information except as required by law.

Sow Good Investor Inquiries:

Cody Slach or Jackie Keshner

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

1-214-623-6055

pr@sowginc.com

SOW GOOD INC.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$2,096,672	$276,464
Accounts receivable, net	1,388,630	191,022
Prepaid expenses	148,452	137,692
Inventory	2,240,670	1,972,879
Total current assets	5,874,424	2,578,057

Property and equipment:
Construction in progress	721,563	2,487,673
Property and equipment	6,147,965	3,055,579
Less accumulated depreciation	(814,349)	(508,257)
Total property and equipment, net	6,055,179	5,034,995

Security deposit	36,309	24,000
Right-of-use asset	1,551,252	1,261,525

Total assets	$13,517,164	$8,898,577

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$709,697	$452,606
Accrued interest	646,382	226,575
Accrued expenses	283,723	158,453
Current portion of operating lease liabilities	165,869	52,543
Current maturities of notes payable, related parties, net of $261,996 of debt discounts as of September 30, 2023	638,004	-
Current maturities of notes payable, net of $114,959 of debt discounts as of September 30, 2023	285,041	-
Total current liabilities	2,728,716	890,177

Operating lease liabilities	1,493,001	1,301,355
Notes payable, related parties, net of $1,851,118 and $2,692,757 of debt discounts as of September 30, 2023 and December 31, 2022, respectively	5,843,882	3,502,243
Notes payable, net of $148,421 and $336,085 of debt discounts as of September 30, 2023 and December 31, 2022, respectively	581,579	393,915

Total liabilities	10,647,178	6,087,690

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 5,603,083 and 4,847,384 shares issued and outstanding as of September 30, 2023 and December 31, 2022	4,942	4,847
Additional paid-in capital	62,933,052	58,485,602
Accumulated deficit	(60,068,008)	(55,679,562)
Total stockholders' equity	2,869,986	2,810,887

Total liabilities and stockholders' equity	$13,517,164	$8,898,577

SOW GOOD INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenues	$5,034,203	$87,741	$6,548,479	$381,056
Cost of goods sold	2,717,254	65,195	5,046,434	263,289
Gross profit	2,316,949	22,546	1,502,045	117,767

Operating expenses:
General and administrative expenses:
Salaries and benefits	1,262,332	788,450	2,644,087	2,947,505
Professional services	294,720	61,209	404,256	177,197
Other general and administrative expenses	350,082	403,429	1,265,056	1,296,294
Total general and administrative expenses	1,907,134	1,253,088	4,313,399	4,420,996
Depreciation and amortization	72,190	69,127	227,606	202,046
Total operating expenses	1,979,324	1,322,215	4,541,005	4,623,042

Net operating income (loss)	337,625	(1,299,669)	(3,038,960)	(4,505,275)

Other expense:
Interest expense	(3,641)	(383,995)	(1,349,486)	(843,240)
Gain on disposal of property and equipment	-	36,392	-	36,392
Total other expense	(3,641)	(347,603)	(1,349,486)	(806,848)

Net income (loss)	$333,984	$(1,647,272)	$(4,388,446)	$(5,312,123)

Weighted average common shares outstanding - basic	5,123,735	4,845,851	4,942,182	4,831,346
Net income (loss) per common share - basic	$0.07	$(0.34)	$(0.89)	$(1.10)

Weighted average common shares outstanding - diluted	8,066,577	4,845,851	4,942,182	4,831,346
Net income (loss) per common share - diluted	$0.04	$(0.34)	$(0.89)	$(1.10)

SOW GOOD INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(Unaudited)

	For the Nine Months Ended September 30, 2023
			Additional			Total
	Common Stock		Paid-in	Common Stock	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Deficit	Equity
Balance, December 31, 2022	4,847,384	$4,847	$58,485,602	$-	$(55,679,562)	$2,810,887
Common stock issued in private placement offering	735,000	74.00	3,674,926	-	-	3,675,000
Common stock issued to officers and directors for services	20,699	21	125,208	-	-	125,229
Common stock warrants granted to related parties pursuant to debt financing	-	-	197,198	-	-	197,198
Common stock warrants granted to note holders pursuant to debt financing	-	-	50,682	-	-	50,682
Common stock options granted to officers and directors for services	-	-	330,922	-	-	330,922
Common stock options granted to employees and advisors for services	-	-	68,514	-	-	68,514
Net loss for the nine months ended September 30, 2023	-	-	-	-	(4,388,446)	(4,388,446)
Balance, September 30, 2023	5,603,083	$4,942	$62,933,052	$-	$(60,068,008)	$2,869,986

	For the Nine Months Ended September 30, 2022
			Additional			Total
	Common Stock		Paid-in	Common Stock	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Deficit	Equity
Balance, December 31, 2021	4,809,070	$4,809	$54,342,027	$26,066	$(43,552,494)	$10,820,408
Common stock warrants granted to related parties pursuant to debt financing	-	-	2,614,196	-	-	2,614,196
Common stock warrants granted to note holders pursuant to debt financing	-	-	444,330	-	-	444,330
Common stock issued to officers and directors for services	26,059	26	76,038	(26,066)	-	49,998
Common stock issued to advisory board for services	12,255	12	29,988	-	-	30,000
Common stock options granted to officers and directors for services	-	-	530,908	-	-	530,908
Common stock options granted to employees and advisors for services	-	-	120,593	-	-	120,593
Net loss for the nine months ended September 30, 2022	-	-	-	-	(5,312,123)	(5,312,123)
Balance, September 30, 2022	4,847,384	$4,847	$58,158,080	$-	$(48,864,617)	$9,298,310

SOW GOOD INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,388,446)	$(5,312,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	306,092	223,887
Non-cash amortization of right-of-use asset and liability	15,245	16,816
Gain on disposal of property and equipment	-	(36,392)
Impairment of obsolete inventory	2,075,080	129,162
Common stock issued to officers and directors for services	125,229	49,998
Common stock awarded to advisors and consultants for services	-	30,000
Amortization of stock options	399,436	651,501
Amortization of stock warrants issued as a debt discount	900,228	607,320
Decrease (increase) in current assets:
Accounts receivable	(1,197,608)	(213,509)
Prepaid expenses	(10,760)	(37,333)
Inventory	(2,342,871)	(577,788)
Security deposits	(12,309)	(14,000)
Increase (decrease) in current liabilities:
Accounts payable	257,091	208,486
Accrued interest	419,807	-
Accrued expenses	125,270	124,929
Net cash used in operating activities	(3,328,516)	(4,149,046)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds received from disposal of property and equipment	-	63,957
Purchase of property and equipment	(1,326,276)	(154,853)
Cash paid for construction in progress	-	(2,175,241)
Cash paid for intangible assets	-	(5,929)
Net cash used in investing activities	(1,326,276)	(2,272,066)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	3,675,000	-
Proceeds received from notes payable, related parties	2,400,000	3,870,000
Proceeds received from notes payable	400,000	580,000
Net cash provided by financing activities	6,475,000	4,450,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,820,208	(1,971,112)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	276,464	3,345,928
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,096,672	$1,374,816

SUPPLEMENTAL INFORMATION:
Interest paid	$27,878	$134,444
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of construction in progress to property and equipment	$1,766,110	$-
Value of debt discounts attributable to warrants	$247,880	$3,058,526

SOW GOOD INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net income (loss)	$333,984	$(1,647,272)	$(4,388,446)	$(5,312,123)
Depreciation and amortization	150,676	75,232	306,092	223,887
Interest expense	3,641	383,995	1,349,486	843,240
EBITDA	488,301	(1,188,045)	(2,732,868)	(4,244,996)
Stock-based compensation expense	140,759	155,868	524,665	731,499
Gain on disposal of Property	-	(36,392)	-	(36,392)
Inventory write down	-	-	1,919,686	-
Adjusted EBITDA	$629,060	$(1,068,569)	$(288,517)	$(3,549,889)